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                                                                  Exhibit No. 99
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CONTACT:  John Giordano                        Jacqueline Crowley
          Chief Financial Officer              Investor Relations
          Peritus Software Services, Inc.      Peritus Software Services, Inc.
          978/670-0800                         978/670-0800
          Fax: 978/670-2060                    Fax: 978/670-2060
          Internet:  jgiordano@peritus.com     Internet:  jcrowley@peritus.com
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                 PERITUS ANNOUNCES ELECTION OF DOMINIC CHAN AS
                      CHIEF EXECUTIVE OFFICER AND DELAY IN
                        RELEASE OF THIRD QUARTER RESULTS

BILLERICA, MASS. -- NOVEMBER 4, 1998 -- Peritus Software Services, Inc. (NASDAQ:
PTUS) announced today that Dominic K. Chan, Chairman of the Board of Directors and Chief Technology Officer of the Company, has succeeded Allen Deary as President and Chief Executive Officer. Mr. Deary has resigned as President, Chief Executive Officer and a member of the Board of Directors. Mr. Chan is a founder of the Company and was Chief Executive Officer until October 1997. The Company announced that William Verity has also resigned from the Board of Directors.

The Company also announced that it is delaying the release of its financial results for the quarter ended September 30, 1998 pending their final review and confirmation.

ABOUT PERITUS

Founded in 1991, Peritus Software Services, Inc. is a leading provider of software maintenance outsourcing services. The Peritus Software Asset Maintenance (SAM) offerings enable organizations to transform the maintenance process into an efficient, cost-effective discipline that boosts productivity and performance. SAM offerings include customized services for software providers, information systems organizations, and Year 2000 renovations. Peritus is headquartered in Billerica, MA, with offices worldwide. For more information, see the Peritus web site at http://www.peritus.com.

This press release may contain certain forward-looking statements, which involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in such statements. Certain factors that could cause actual results to differ materially from those discussed in such forward-looking statements include the risks described in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, and other public filings made by Peritus with the Securities and Exchange Commission, which factors are incorporated herein by reference.

Peritus is a registered trademark and Software Asset Maintenance is a service mark of Peritus Software Services, Inc.